UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2024

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Background

As previously announced, on September 21, 2023, Scilex Holding Company (the “Company”) entered into, and consummated the transactions contemplated by, a securities purchase agreement (the “Scilex-Oramed SPA”) with Oramed Pharmaceuticals Inc. (“Oramed”) and Acquiom Agency Services LLC (the “Agent”).

Pursuant to the Scilex-Oramed SPA, among other things, on September 21, 2023, the Company issued to Oramed (i) a senior secured promissory note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Tranche A Note” or the “Oramed Note”), and (ii) warrants to purchase up to an aggregate of 13,000,000 shares of shares of the Company’s common stock, par value of $0.0001 per share (the “Common Stock”), with an exercise price of $0.01 per share and restrictions on exercisability.

Securities Purchase Agreement

On October 7, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (collectively, “Investor”) and Oramed (together with the Investor, the “Buyers”), to refinance a portion of the Tranche A Note and pay off certain other indebtedness of the Company.

Pursuant to the Securities Purchase Agreement, the Company agreed to issue and sell, in a registered offering by the Company directly to the Buyers, (i) a new tranche B of senior secured convertible notes of the Company in the aggregate principal amount of $50,000,000 (the “Notes”), which Notes will be convertible into shares of Common Stock and (ii) warrants (the “Common Warrants”) to purchase up to 7,500,000 shares of Common Stock directly to the Buyers.

The Securities Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company and customary conditions to closing. The conditions to closing were satisfied (or if applicable waived) and the transactions contemplated by the Securities Purchase Agreement were consummated on October 8, 2024.

Under the Securities Purchase Agreement, the Company agreed that so long as any Notes remain outstanding, the Company and each of its subsidiaries will not effect or enter into an agreement to effect any issuance of shares of Common Stock or Common Stock equivalents involving a variable rate transaction; provided that the foregoing restriction will not apply to the Company’s existing at-the-market offering program.

Pursuant to the terms and conditions contained in the Securities Purchase Agreement, the Company also agreed to reimburse Investor for all reasonable costs and expenses incurred by it or its affiliates in connection with the Securities Purchase Agreement, the Notes, the Common Warrants, the Royalty Purchase Agreement (as defined below) and certain other transaction documents, and an aggregate amount of $950,000 non-accountable legal fees of outside counsel and special finance and collateral counsel, which shall be withheld by Investor from its purchase price at the closing of the transaction, less $20,000 previously paid by the Company. The Company shall also be responsible for the payment of a $2,000,000 fee to the placement agent in addition to the payment of any placement agent’s reasonable fees, financial advisory fees relating to or arising out of the transactions contemplated by the Securities Purchase Agreement. In addition, in conjunction with and pursuant to the Letter Agreement (as defined below), the Company is also responsible for the payment of legal fees of outside counsel for Oramed relating to or arising out of the transactions contemplated hereby and the payment date extensions described under the Letter Agreement (as defined below). The Company shall also be responsible for the payment of any fees of the Agent and the legal fees incurred thereby relating to or arising out of the transactions contemplated by the Securities Purchase Agreement.

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The representations, warranties, covenants and agreements contained in the Securities Purchase Agreement were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Amendment to Scilex-Oramed SPA

In connection with the execution of the Securities Purchase Agreement, on October 8, 2024, the Company, Oramed and the Agent entered into Amendment No. 1 to Securities Purchase Agreement (the “Amendment No. 1 to Scilex-Oramed SPA”). The Amendment No. 1 to Scilex-Oramed SPA was entered into to account for the issuance of the Notes and the execution of certain related documents including the Subordination Agreement (as defined below) and an agreement among the holders of the Notes addressing the allocation of various rights and obligations as among the holders of the Notes and the Tranche A Note.

The foregoing summary of the Amendment No. 1 to Scilex-Oramed SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to Scilex-Oramed SPA, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Senior Convertible Notes

The aggregate principal balance of the Notes is $50,000,000. The aggregate purchase price for the Notes and the related warrants (described below) is $45,000,000. The Notes have an original issue discount of 10.0%. The Company will receive in exchange for the issuance of the Notes to the Investor an aggregate amount in cash equal to $22,500,000, excluding fees and expenses (as noted above) from the Investor. The Company will receive from Oramed in consideration for the Note issued to Oramed an exchange and reduction of the principal balance under Tranche A Note of an equivalent amount. The Notes will bear interest at a rate of 5.5% per annum, payable in arrears on the first trading day of each calendar quarter, beginning January 2, 2025, payable, at our option, either in cash or in shares of Common Stock, subject to certain conditions.

Unless earlier converted or redeemed, the Notes will mature on the two-year anniversary of the issuance date (the “Maturity Date”), subject to extension at the option of the holder in certain circumstances as provided in the Note. All amounts due under the Note are convertible at any time, in whole or in part, and subject to certain beneficial ownership limitations, at the option of the holder into shares of our common stock at a conversion price equal to $1.09 per share, subject to adjustment as described in the Notes. The Notes will be our senior secured obligation (alongside and in certain circumstances described herein subordinate to, the Tranche A Note) and will rank senior to the right to payment of the holders of our unsecured debt, except as described herein. The net proceeds to the Company from the sale of securities in this offering will be used for repayment and satisfaction of $12,500,000 of the outstanding balance under the Oramed Note, payoff of the revolving credit facility with eCapital Healthcare Corp., satisfaction of certain legal and other fees, costs and expenses of the Investor, Oramed, the Placement Agent and the Agent, and to the extent of any remaining funds for working capital and general corporate purposes of the Company.

At any time after issuance, all amounts due under the Notes are convertible, in whole or in part, at the holder’s option, into Common Stock at the initial fixed conversion price of $1.09 per share (the “Conversion Price”), which is subject to (i) proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions; and (ii) full-ratchet adjustment (down to the Conversion Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect. The Conversion Price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Conversion Price Floor”) unless shareholder approval is obtained to allow the Notes to convert at a price lower than the Conversion Floor Price in accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). The Company is under no obligation to seek or obtain such shareholder approval.

The Notes held by an individual holder of the Notes may not be converted into shares of Common Stock to the extent such conversion would result in holder (together with certain related parties of holder) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of the Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage with respect to a holder and certain related parties may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The Company has the right (assuming no failure of certain specific conditions relating to the Company’s equity) to redeem in cash all, but not less than all, the amount then outstanding under the Notes at a 35% redemption premium to the greater of (i) the amount then outstanding under the Notes to be redeemed, and (ii) the equity value of Common Stock underlying such Notes. The Company has a mandatory obligation to redeem the Notes upon an event of default bankruptcy.

The Notes are subject to redemption by the Company at the election of a holder in certain circumstances as more fully described therein, including, among other events, a change of control of the Company, a subsequent placement of certain securities of the Company, and asset sales by the Company.

The Notes contain affirmative and negative covenants binding on the Company and its subsidiaries which restrict, among other things, the Company and its subsidiaries from incurring indebtedness or liens, redeeming securities, repaying certain indebtedness or declaring or paying any cash dividend or distribution, selling or disposing of any assets or rights of the Company and its subsidiaries, entering into or being a party to any transactions with any affiliates, incurring or guaranteeing any indebtedness or permitting the acceleration of any indebtedness, in each case as more fully set forth in, and subject to certain qualifications, exceptions, and “baskets” set forth in the Oramed Note. In addition, at the request of the holder, not more frequently than once per fiscal year, the Company will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting an event of default has occurred and is continuing or any holder reasonably believes that an event constituting an event of default has occurred or is continuing.

The Notes contain certain customary events of default, including, without limitation a cross-default to other specified indebtedness or any other indebtedness involving an obligation of $5,000,000 or more. The interest rate of the Notes will automatically increase to 15.0% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default. The Company is also required to pay a late charge of 15.0% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

The Notes prohibit the Company from entering into specified fundamental transactions unless the successor entity assumes all of the Company’s obligations under the Notes under a written agreement approved by the required holders of the Notes before the transaction is completed. Upon consummation of specified fundamental transactions, the successor entity must confirm that upon conversion or redemption of the Notes thereafter, shares of the successor entity will be issuable upon such conversion or redemption. As noted above, the holders of the Notes have certain redemption rights upon a fundamental transaction constituting a change of control.

In connection with any amortization, certain redemptions or other repayment of the Notes, the Company will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the amount so converted, redeemed, amortized or otherwise repaid on such date of determination instead remained outstanding through and including the Maturity Date of such Notes.

The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, the form of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Common Warrants

The Common Warrants will be immediately exercisable and will expire five years from the issuance date. The Common Warrants issued to the Investor at Closing will initially be exercisable for 3,750,000 shares of Common Stock in the aggregate. The Common Warrants issued to Oramed at Closing will initially be exercisable for 3,750,000 shares of Common Stock.

The Common Warrants will initially be exercisable for cash at an exercise price equal to $1.09 per share of Common Stock (the “Exercise Price”). The Exercise Price is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. The Exercise Price is also subject to full-ratchet adjustment (down to the Exercise Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the exercise price then in effect. The Exercise Price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the Common Warrants to be exercised at a price lower than the Exercise Price Floor in accordance with Nasdaq listing rules. The Company is under no obligation to seek or obtain such shareholder approval. If at the time of exercise of the Common Warrants, there is no effective registration statement registering the shares of Common Stock underlying the Common Warrants, such warrants may be exercised on a cashless basis pursuant to their terms.

A holder shall not have the right to exercise any portion of a Common Warrant to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of Common Stock outstanding immediately after giving effect to such conversion. The Maximum Percentage may be raised or lowered to any other percentage not in excess of 9.99%, at the option of the holder, except that any increase will only be effective upon 61 days’ prior notice to the Company.

The Common Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity (subject to certain exceptions) assumes all of the Company’s obligations under the Common Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a Common Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Common Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, holders of Common Warrants will have the right to force the Company to repurchase such holder’s Common Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Common Warrants, of the then unexercised portion of the Common Warrant.

The foregoing summary of the Common Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Warrants, the form of which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Placement Agent Shares and Warrants

StockBlock Securities LLC and its affiliate, Rodman & Renshaw LLC, have agreed to serve as exclusive placement agents (the “Placement Agents”) in connection with this offering. The Company has issued to the Placement Agents or their respective designees, (i) shares of Common Stock valued at an aggregate of approximately $2,000,000, or a price per share of $0.91, for an aggregate of 2,197,802 shares of Common Stock (the “Placement Agent Shares”) and (ii) Placement Agent Warrants to purchase up to 3,669,724 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Shares will be subject to a 120 day lock-up; provided that if the Common Stock is trading at a price per share that is 10% above the Conversion Price of the Notes during such 120 day period, then the Placement Agents (together) shall be permitted to sell up to 8% of the trading volume per day. In addition, during such 120 day period, the Placement Agents (whether directly or indirectly through their respective affiliates) shall be prohibited from hedging, pledging or similar transactions and from short-selling our securities, subject to certain exceptions. The Placement Agent Warrants will have the same terms as the Common Warrants described above, except that the Placement Agents have agreed not to exercise the Placement Agent Warrants for a period of 180 days following the date of issuance.

The foregoing summary of the Placement Agent Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Placement Agent Warrants, the form of which is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

The Notes, the Common Warrants and the shares issuable upon conversion of the Notes and exercise of the Common Warrants as well as the Placement Agent Shares and Placement Agent Warrants were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was originally filed with SEC on December 22, 2023, as amended, and was declared effective on January 11, 2024 (File No. 333-276245), a base prospectus dated January 11, 2024 and a prospectus supplement dated October 7, 2024.

Royalty Purchase Agreement

In connection with the closing of the transactions contemplated by the Securities Purchase Agreement, but as a distinct and separate matter, on October 8, 2024, the Company and Scilex Pharmaceuticals Inc. (“Scilex Pharma”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) with certain institutional investors (collectively, the “Royalty Investors”) and Oramed (together with the Royalty Investors, the “RPA Purchasers”). Pursuant to the Royalty Purchase Agreement, Scilex Pharma has sold to the RPA Purchasers the right to receive 8% of all aggregate net sales worldwide (the “Purchased Receivables”) with respect to ZTlido (lidocaine topical system) 1.8%, SP-103 (lidocaine topical system) 5.4%, and any related, improved, successor, replacement or varying dosage forms of the foregoing (the “Covered Products”).

In full consideration for the sale, transfer, conveyance and granting of the Purchased Receivables, and subject to the terms and conditions set forth in the Royalty Purchase Agreement, the aggregate purchase price for the Purchased Receivables was $5,000,000 (net of expenses of the RPA Purchasers). The Royalty Investors paid to Scilex Pharma an aggregate amount equal to $2,500,000 minus the expenses of the Royalty Investors and Oramed paid to Scilex Pharma an amount equal to $2,500,000 minus Oramed’s expenses (collectively, the amount so paid by the RPA Purchasers, the “RPA Closing Payment”). Oramed’s portion of the purchase price was paid by exchanging a portion of the outstanding principal balance under the Oramed Note equivalent to its portion of the RPA Closing Payment, which amount extinguished and reduced $2,500,000 of the outstanding balance under the Oramed Note.

The Royalty Purchase Agreement terminates six months following receipt by the RPA Purchasers of all payments of the Purchased Receivables to which each RPA Purchaser is entitled hereunder during the period commencing on the date of the closing of the transactions contemplated thereby and expiring on the tenth anniversary of such closing date.

The Royalty Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company. The conditions to closing were satisfied (or if applicable waived) and the transactions contemplated by the Royalty Purchase Agreement were consummated on October 8, 2024.

The foregoing summary of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Purchase Agreement, a copy of which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Royalty Security Agreement

Pursuant to the terms of the Royalty Purchase Agreement, Scilex Pharma entered into a Security Agreement with the collateral agent (as identified therein) for the benefit of the RPA Purchasers, dated as of October 8, 2024 (the “Royalty Security Agreement”).

Under the Royalty Security Agreement, the Company’s and Scilex Pharma’s due performance and payment under the Royalty Purchase Agreement is secured by certain collateral, including a collection account and certain material contracts, intellectual property rights and the regulatory approvals, in each case related to the Covered Products.

The foregoing summary of the Royalty Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Security Agreement, a copy of which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Subordination Agreement

In connection with the Royalty Purchase Agreement and Royalty Security Agreement, Scilex Pharma entered into that certain Subordination Agreement, dated as of October 8, 2024 (the “Subordination Agreement”), by and among Scilex Pharma, the RPA Purchasers and the Note Agent (each as defined in the Subordination Agreement). The parties agreed that all obligations, liabilities and indebtedness under the Royalty Purchase Agreement will be secured by first priority liens on the collaterals under the Royalty Security Agreement (the “Royalty Collateral”), and all obligations under the Amended and Restated Security Agreement (as defined below) will be secured by the Royalty Collateral and second priority liens on the collaterals under the Royalty Security Agreement.

The foregoing summary of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Tranche A Note Consent and Amendment

In connection with the refinancing, the Company entered into a Consent and Amendment for the Tranche A Note (the “Consent and Amendment”), dated as of October 8, 2024 with Oramed. Pursuant to the Consent and Amendment, the Company and Oramed consent to (i) the Company’s (and, to the extent applicable, its subsidiaries’) entry into and performance of the Securities Purchase Agreement, the issuance of the Notes and the Common Warrants and performance of the terms thereof, the entry into and performance of the Royalty Purchase Agreement and other related amendment documents and the consummation of the refinancing, and (ii) the payment of all transaction fees and expenses related to the refinancing transactions. Oramed further agreed that the proceeds of the refinancing transactions utilized to repay the Tranche A Note shall not constitute a voluntary prepayment, and no Make-Whole Amount (as defined in the Tranche A Note) or other premium shall be payable with respect thereto.

The foregoing summary of the Consent and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent and Amendment, a copy of which is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

Subsidiary Guarantee Amendment

As previously announced, on September 21, 2023, in connection with the Scilex-Oramed SPA, the Company and each of its subsidiaries (collectively, the “Guarantors”) entered into a subsidiary guarantee (the “Subsidiary Guarantee”) with Oramed and the Agent, as the collateral agent for the holder of the Tranche A Note, pursuant to which, the Guarantors have agreed to guarantee and act as surety for payment of the Tranche A Note and any Additional Notes (as defined in the Subsidiary Guarantee). In connection with the refinancing, the Company, the Guarantors, Oramed and the Agent agreed to amend the Subsidiary Guarantee by entering into the Subsidiary Guarantee Amendment (the “Subsidiary Guarantee Amendment”) to reflect the refinancing arrangement as set out above.

The foregoing summary of the Subsidiary Guarantee Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsidiary Guarantee Amendment, a copy of which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

Amended and Restated Security Agreement

As previously announced, on September 21, 2023, the Company and the Guarantors entered into a security agreement (the “Security Agreement”) with Oramed and the Agent, pursuant to which the Company and the Guarantors granted to the Agent (on behalf of and for the benefit of the holder of the Tranche A Note and any Additional Notes) a security interest in all or substantially all of the property of the Company and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Tranche A Note and Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, subject to certain customary limitations.

In connection with the refinancing, the Company, the Guarantors, Oramed and the Agent agreed to amend and restate the Security Agreement by entering into the Amended and Restated Security Agreement (the “Amended and Restated Security Agreement”) to grant to the Agent (on behalf of and for the benefit of the holder of the Tranche A Note, any Additional Notes and the Notes) a security interest in all or substantially all of the property of the Company and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Notes in addition to the obligations under the Tranche A Note, the Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, which had previously been secured under the Security Agreement, subject to certain customary limitations.

The Amended and Restated Security Agreement contains certain customary representations, warranties and covenants regarding the collateral thereunder, in each case as more fully set forth in the Amended and Restated Security Agreement. Pursuant to the Amended and Restated Security Agreement, Semnur Pharmaceuticals, Inc. (“Semnur”) will be excluded as a Guarantor after the consummation of the business combination contemplated by that certain agreement and plan of merger (the “Merger Agreement”) between Semnur, Denali Capital Acquisition Corp. and Denali Merger Sub Inc.

The foregoing summary of the Amended and Restated Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Security Agreement, a copy of which is filed herewith as Exhibit 10.8 and is incorporated herein by reference.

Binding Term Sheet Regarding Rest of World License Agreement

In connection with the closing of the transactions contemplated by the Securities Purchase Agreement, but as a distinct and separate matter, on October 8, 2024, the Company entered into a binding term sheet (the “ROW License Term Sheet”) with certain investors (the “ROW Parties”) for a license and development agreement (the “Lido License Agreement”) with respect to services, compositions, products, dosages and formulations comprising lidocaine, including without limitation, the product and any future product defined as a “Product” under Scilex Pharma’s existing (i) Product Development Agreement, dated as of May 11, 2011, with Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu”), as amended, and (ii) the associated Commercial Supply Agreement, dated February 16, 2017, between the Company, Oishi and Itochu, as amended. Subject to determination of a final structure for the transactions contemplated by the ROW License Term Sheet, it is anticipated that the ROW Parties will hold the Lido License Agreement through a joint venture, “Lido DevCo”, owned and controlled by the ROW Parties.

In consideration for the rights to be provided under the proposed Lido License Agreement, as more fully described in the ROW License Term Sheet, Lido DevCo will invest $200,000 (whether through cash consideration or in-kind payment through the provision of services) per year toward expanding the product. Under the proposed License Agreement, the Company will grant Lido DevCo a worldwide, exclusive right, license and interest to all products rights for the development, out-licensing, commercialization of any Product outside of the United States and any excluded designated territories (the “ROW Territory”) and each of Lido DevCo and the Company will receive 50% of the net revenue (less expenses) generated in the ROW Territory. The Company is required to use its commercially reasonable efforts to obtain the consent of Oishi and Itochu to the Lido License Agreement, including by enforcing the Company’s rights under such Product Development Agreement if that consent is not obtained within 30 days of execution of the ROW License Term Sheet, Lido DevCo has the right to designate an agent to continue negotiations directly with Oishi and Itochu. Definitive documents for the Lido License Agreement and related matters are subject to negotiation among the parties thereto.

The foregoing description of the ROW License Term Sheet does not purport to be complete and is qualified in its entirety by reference to the ROW License Term Sheet, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.9 hereto, and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, in connection with the Credit and Security Agreement between Scilex Pharma and eCapital Healthcare Corp., (“Lender”) dated as of June 27, 2023 (as amended, the “Credit Agreement”), Lender holds various liens and security interests in the property of Scilex Pharma. As of October 8, 2024, Scilex Pharma paid off the outstanding amount of all obligations and indebtedness of Scilex Pharma owing to Lender under the Credit Agreement. Accordingly, the Credit Agreement and the related Loan Documents and each Subordination Agreement (each as defined Credit Agreement) were terminated, canceled and are of no further force and effect.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 7.01.	Regulation FD Disclosure.

On October 7, 2024, the Company issued a press release announcing the Offering. On October 8, 2024, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Tranche B Senior Secured Convertible Note issued by Scilex Holding Company.

4.2	Form of Warrant to Purchase Common Stock issued by Scilex Holding Company.

4.3	Form of Placement Agent Warrant issued by Scilex Holding Company.

5.1	Opinion of Paul Hastings LLP.

10.1+	Securities Purchase Agreement, dated October 7, 2024, by and between Scilex Holding Company and the investors signatory thereto.

10.2+	Amendment No. 1 to Scilex-Oramed SPA, dated October 8, 2024, by and between Scilex Holding Company and Oramed Pharmaceuticals, Inc.

10.3+	Purchase and Sale Agreement, dated October 8, 2024, by and among Scilex Holding Company, Silex Pharmaceuticals Inc. and the purchasers signatory thereto.

10.4+	Security Agreement, dated October 8, 2024, by and among Scilex Pharmaceuticals Inc., and the purchasers signatory thereto.

Exhibit Number	Description

10.5	Subordination Agreement, dated October 8, 2024, by and among Scilex Pharmaceuticals Inc., Acquiom Agency Services LLC and other signatories thereto.

10.6+	Consent and Amendment, dated as of October 8, 2024, by and between Scilex Holding Company and Oramed Pharmaceuticals, Inc.

10.7	Subsidiary Guarantee Amendment, dated October 8, 2024, made by certain of the Company’s subsidiaries in favor of the holders of that certain Tranche A Note.

10.8	Amended and Restated Security Agreement, dated October 8, 2024, by and among Scilex Holding Company, the Subsidiaries of the Company party thereto, Oramed Pharmaceuticals Inc. and Acquiom Agency Services LLC.

10.9+	Rest of World License Term Sheet, dated October 8, 2024, between Oramed Pharmaceuticals, Inc., Scilex Holding Company and the other parties signatories thereto.

23.1	Consent of Paul Hastings LLP (included in Exhibit 5.1).

99.1	Press Release dated October 7, 2024.

99.2	Press Release dated October 8, 2024.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

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Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: October 8, 2024